Exhibit 5.1

Caterpillar Inc.
100 NE Adams Street
Peoria, Illinois 61629

November 2, 2015

Re:  Caterpillar Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

I am Senior Corporate Counsel for Caterpillar Inc., a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and proposed issuance from time to time pursuant to Rule 415 under the Securities Act of an unlimited amount of: (i) one or more series of the Company’s debt securities (“Debt Securities”); (ii) shares of the Company’s common stock, par value $1.00 per share (“Common Stock”); (iii) shares of the Company’s preferred stock, par value $1.00 per share (“Preferred Stock”); (iv) warrants to purchase Common Stock or Debt Securities (“Warrants”); and (v) any combination of Debt Securities, Common Stock, Preferred Stock and Warrants, collectively referred to herein as “Securities.”

Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued under the Indenture, dated as of May 1, 1987 (as supplemented or amended from time to time, the “Indenture”), by and between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”).

In rendering the opinion expressed below, I have examined and relied upon copies of the Registration Statement and the exhibits thereto (including the Indenture).  I have also examined originals or copies of such records of the Company and such other documents and have examined such questions of law and have satisfied myself as to such matters of fact as I have deemed relevant and necessary as the basis for the opinion set forth below.  In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when: (a) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (b) a prospectus supplement with respect to the sale of the Securities offered thereby shall have been prepared and filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (c) all necessary corporate action shall have been taken by duly authorized officers of the Company, the board of directors of the Company or a duly authorized committee thereof to authorize each proposed issuance and sale of Securities; (d) with respect to each series of Debt Securities, a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Indenture; (e) certificates representing such issue of Securities shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor and, in the case of each series of Debt Securities, duly authenticated by the Trustee and issued in accordance with the provisions of the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of such series and, in the case of any shares of Common Stock or series of Preferred Stock to be issued, in an amount not less than the par value thereof, or, if any such shares of Common Stock or such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof; (f) with respect to each issuance and sale of each series of Preferred Stock, the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the restated certificate of incorporation of the Company; and (g) with respect to each issue of Warrants, a Warrant Agreement relating to such issue shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement and, if such Warrants are exercisable for Debt Securities, the actions described in clause (d) above shall have been taken, each series of Debt Securities and each issue of Warrants covered by the Registration Statement, as applicable, will constitute valid and binding obligations of the Company, and each issuance and sale of shares of Common Stock and shares of each series of Preferred Stock covered by the Registration Statement, as applicable, will be validly issued, fully paid and nonassessable.

My opinion is subject to (i) applicable bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) the limitations that the enforceability thereof may be subject to certain equitable defenses and to the discretion of the court before which a proceeding may be brought, including traditional equitable defenses such as waiver, laches, good faith and fair dealing, reasonableness, materiality of the breach, impracticability or impossibility of performance and the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the obligor thereunder, and (iii) the possible unenforceability under certain circumstances of provisions providing for indemnifications, exculpations or contributions that may be contrary to public policy.

For the purposes of this letter, I have assumed that, at the time of the issuance, sale and delivery of any of the Securities: (i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto; (ii)

the execution, delivery and performance by the Company of any supplemental indenture to the Indenture or any Warrant Agreement, as applicable, and the issuance, sale and delivery of the Securities will not (A) contravene or violate the restated certificate of incorporation or the amended and restated bylaws of the Company, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (iv) the restated certificate of incorporation or the amended and restated bylaws of the Company, each as currently in effect, will not have been modified or amended and will be in full force and effect; and (v) with respect to any shares of Common Stock or series of Preferred Stock to be issued, I have assumed that the number of shares offered and sold under the Registration Statement will not exceed the number of shares authorized in the Company’s restated certificate of incorporation.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinion set forth herein (each, an “Instrument”), I have assumed, to the extent relevant to the opinion set forth herein, that (i) each party to such Instrument (if not a natural person), other than the Company, was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto, other than the Company; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto, other than the Company.

I have further assumed that each Warrant Agreement and each supplemental indenture to the Indenture will be governed by the laws of the State of New York.

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York).  I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.  I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to my attention with respect to the opinion contained herein, including any changes in applicable law which may hereafter occur.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the reference to me therein under the caption “Legal Matters.”  In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the related rules of the Commission promulgated thereunder.

Very truly yours,

/s/ Patrick G. Holcombe
Patrick G. Holcombe